Exhibit 5.2

701 Fifth Avenue, Suite 4700 | Seattle, WA 98104 | T 206.505.4000 | F 206.505.4099

Holland & Knight LLP | www.hklaw.com

November 13, 2025

Omeros Corporation

201 Elliott Avenue West

Seattle, Washington 98119

Ladies and Gentlemen:

We have acted as special counsel to Omeros Corporation, a Washington corporation (the “Company”), with respect to the preparation of the shelf registration statement on Form S-3 (the “Registration Statement”) filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company, pursuant to Rule 415 under the Securities Act, of the following securities, which may be issued from time to time at prices and on terms to be determined at the time of the offering:

(1)       Debt securities of the Company, which may be either senior or subordinated and which may be issued in one or more series, consisting of notes, debentures or other evidence of indebtedness (“Debt Securities”), which may be fully and unconditionally guaranteed (“Guaranties”).

(2)       Shares of preferred stock, par value $0.01 per share, of the Company, in one or more series (“Preferred Stock”), which may be issued in the form of depositary shares evidenced by depositary receipts (the “Depositary Shares”).

(3)       Shares of common stock, par value $0.01 per share, of the Company (“Common Stock”).

(4)       Warrants for the purchase of Common Stock, Preferred Stock, Debt Securities or any combination thereof (“Warrants”).

(5)       Subscription rights to purchase Preferred Stock or Common Stock (“Rights”).

(6)       Units (the “Units” and, together with Rights, Debt Securities, Guaranties, Preferred Stock, Depositary Shares, Common Stock and Warrants, “Securities”) consisting of one or more of the types of Securities described above.

(7)       Such indeterminate amount of Securities as may be issued in exchange for or upon conversion or exercise of, as the case may be, Securities.

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Omeros Corporation

November 13, 2025

We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement.

We have also acted as special counsel to the Company in connection with an offering of up to $150,000,000 of shares of Common Stock that may be issued and sold (the “Sales Agreement Shares”) under a Controlled Equity OfferingSM Sales Agreement entered into by the Company with Cantor Fitzgerald & Co. (as may be amended or supplemented, the “Sales Agreement”) on March 1, 2021. The Sales Agreement Shares, which comprise a portion of the Securities, will be offered and sold pursuant to the prospectus supplement to be filed on or about the date hereof (as may be amended or supplemented, the “Sales Agreement Prospectus”).

In connection with the opinions expressed herein, we have examined, among other things, original counterparts or copies of original counterparts of the following documents:

(i)       The organizational or governing documents of the Company.

(ii)      The Registration Statement, including the Prospectus and the Sales Agreement Prospectus.

(iii)     The Indenture, dated August 14, 2020, between the Company and Computershare Trust Company, National Association, as successor trustee (the “Senior Indenture”), related to certain Debt Securities and incorporated by reference in the Registration Statement.

(iv)     The form of subordinated indenture related to certain Debt Securities and incorporated by reference in the Registration Statement (the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”).

(v)      The records of corporate proceedings of the Company that have occurred prior to the date hereof with respect to the Registration Statement.

The Indentures, any warrant agreement relating to the Warrants (a “Warrant Agreement”), any rights agreement relating to the Rights (a “Rights Agreement”), any agreement relating to the Units (a “Units Agreement”), any depositary agreement relating to the Depositary Shares (a “Depositary Agreement”) and any definitive purchase, underwriting or similar agreement entered into in connection with an issuance of Securities (a “Purchase Agreement”) are referred to herein collectively as the “Transaction Documents”. We have also examined originals or copies of such other records of the Company, certificates of public officials and of officers or other representatives of the Company and agreements and other documents as we have deemed necessary, subject to the assumptions set forth below, as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed:

(i)       The genuineness of all signatures (whether manual, electronic or otherwise) and, to the extent that a signature on a document is manifested by electronic or similar means, such signature has been executed or adopted by a signatory with an intent to authenticate and sign the document.

Omeros Corporation

November 13, 2025

(ii)      The authenticity of the originals of the documents submitted to us.

(iii)     The conformity to authentic originals of any documents submitted to us as copies.

(iv)     As to matters of fact, the truthfulness of the representations made or otherwise incorporated in the Registration Statement and the other Transaction Documents and representations and statements made in certificates or web sites of public officials and officers or other representatives of the Company.

(v)      That, at the time when any Security is issued:

(A) (1) if such Security is a Debt Security, the applicable Indenture;

(2)       if such Security is a Warrant, any applicable Warrant Agreement;

(3)       if such Security is a Right, any applicable Rights Agreement;

(4)       if such Security is a Unit, any applicable Units Agreement;

(5)       if such Security is a Depositary Share, any applicable Depositary Agreement; and

(6)       any applicable Purchase Agreement (including the Sales Agreement with respect to the Sales Agreement Shares),

shall have been duly executed and delivered by the parties thereto (other than the Sales Agreement and the Senior Indebtedness) and constitute valid, binding and enforceable obligations of each party thereto and such Security shall have been issued pursuant to the applicable foregoing agreements.

(B)      The Company shall be an entity duly organized and validly existing under the laws of the jurisdiction of its organization.

(C)      The Company shall have full power to execute, deliver and perform the applicable Transaction Documents to which it is a party and, in the case of the Company, issue such Security, and shall have duly executed and delivered such applicable Transaction Documents.

(D)      The execution, delivery and performance by the Company of the applicable Transaction Documents to which it is a party and, in the case of the Company, the issuance of such Security (and, in the case of Rights and Units, of the Securities that are components of such Rights and Units) and any Security that may be issuable upon the exercise, conversion or exchange thereof, shall have been duly authorized by all necessary corporate action and shall not contravene its certificate or articles of incorporation, by-laws or other organizational documents, as applicable.

Omeros Corporation

November 13, 2025

(E)      The execution, delivery and performance by the Company of the applicable Transaction Documents to which it is a party and, in the case of the Company, the issuance of such Security, will not:

(1)       violate any law, rule or regulation applicable to it (including without limitation federal and state securities laws), or

(2)       result in any conflict with or breach of any agreement or document binding on it.

(F)      No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (or, to the extent the same is required under any agreement or document binding on the Company, any third party) shall be required for the due execution, delivery or performance by the Company of any applicable Transaction Document to which it is a party or for the issuance of such Security by the Company, or, if any such authorization, approval, action, notice or filing is required, it shall have been duly obtained, taken, given or made and shall be in full force and effect.

(G)      The Registration Statement, and any amendments thereto (including all necessary post-effective amendments), shall have become effective under the Securities Act.

(H)      A supplement to the Prospectus (a “Prospectus Supplement”) or the Sales Agreement Prospectus related to the Sales Agreement Shares, as applicable, shall have been prepared and filed with the Commission describing such Security.

(I)       Such Security shall have been issued and sold in the manner stated in the Registration Statement and the appropriate Prospectus Supplement or Sales Agreement Prospectus, as applicable.

(J)       If such Security is Common Stock, Preferred Stock or Depositary Shares, the necessary number of applicable shares shall have been duly authorized and available for issuance pursuant to the Company’s Articles of Incorporation.

(K)      Any Security issuable upon conversion, exchange or exercise of such Security or, if such Security is a Depositary Share, the underlying Preferred Stock deposited with a depositary with respect to such Depositary Share, shall have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Omeros Corporation

November 13, 2025

(L)      If such Security is a series of Preferred Stock, is convertible into or exchangeable or exercisable for a series of Preferred Stock, or is a Depositary Share relating to a series of Preferred Stock, the Board of Directors of the Company (or a committee thereof acting pursuant to authority delegated to it by such Board) shall have duly adopted a resolution establishing and designating such series and fixing and determining the preferences, limitations and relative rights of such series and a certificate of designation with respect to such series shall have been duly filed with the Secretary of State of the State of Washington.

(M)     The applicable Transaction Documents relating to such Security and, if such Security is a Debt Security, Warrant, Right or Unit, such Security shall be governed by the laws of the State of New York, a New York State court, or a United States federal court sitting in the State of New York, would determine that Section 5-1401 of the New York General Obligations Law is applicable to the choice of New York law to govern such Transaction Documents and the issuance of such Security would involve at least the minimum amounts specified in such Section for it to be applicable.

(N)      Such Security, if other than Common Stock or Preferred Stock, and if other than book entry or uncertificated, shall have been duly executed and delivered by the Company party thereto and, if applicable, duly authenticated or countersigned pursuant to the applicable Transaction Document.

(O)      If such Security is other than Common Stock, the terms of such Security (and any Securities that are components thereof or issuable upon the exercise, conversion or exchange thereof) shall have been duly established in conformity with the applicable Transaction Document.

(P)      The Company shall not have been induced by fraud to enter into any Transaction Document.

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing and subject to the qualifications and limitations herein set forth herein, we are of the opinion that:

1.       With respect to any Debt Security being registered under the Registration Statement, when:

(a)        the applicable Indenture and, if applicable, the related Guaranties, shall have been duly qualified under the Trust Indenture Act of 1939, as amended, and

(b)        the consideration for such Debt Security and, if applicable, the related Guaranties provided for in the applicable Purchase Agreement shall have been paid,

such Debt Security and, if applicable, the related Guaranties shall have been validly issued.

Omeros Corporation

November 13, 2025

2.       With respect to any share of Common Stock being registered under the Registration Statement other than the Sales Agreement Shares, when:

(a)       a certificate representing such share shall have been duly executed, countersigned, registered and delivered (or, if such share is non-certificated, such share shall have been properly issued) either (i) in accordance with the applicable Purchase Agreement or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of such other Security or the agreement governing such other Security and providing for the conversion, exchange or exercise thereof, and

(b)        the consideration therefor provided for in the applicable Purchase Agreement or in connection with such conversion, exchange or exercise, as applicable (in either case not less than the par value of such share of Common Stock), shall have been paid, such share shall have been validly issued, fully paid and non-assessable.

3.       With respect to any share of any series of Preferred Stock being registered under the Registration Statement, when:

(a)       a certificate representing such share shall have been duly executed, countersigned, registered and delivered (or, if such share is non-certificated, such share shall have been properly issued) either (i) in accordance with the applicable Purchase Agreement or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of such other Security or the agreement governing such other Security and providing for the conversion, exchange or exercise thereof, and

(b)        the consideration therefor provided for in the applicable Purchase Agreement or in connection with such conversion, exchange or exercise, as applicable (in either case not less than the par value of such share of such series of Preferred Stock), shall have been paid, such share shall have been validly issued, fully paid, and non-assessable.

4.       With respect to the offering of the Sales Agreement Shares pursuant to the Sales Agreement Prospectus, the Sales Agreement Shares are duly authorized, and when issued against receipt of the consideration therefor in accordance with the provisions of the Sales Agreement, will be validly issued, fully paid and nonassessable.

The opinions set forth above are subject to the following qualifications and exceptions:

(a)     Our opinions are limited to the laws, rules and regulations of the State of New York and the Washington Business Corporation Act (including all reported judicial decisions interpreting such laws), and we do not express any opinion herein concerning any other laws.

(b)     Our opinions are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium or similar laws affecting the rights and remedies of creditors, stakeholders, or classes or groups of creditors or stakeholders generally

(c)     Our opinions are subject to general principles of equity exercisable in the discretion of a court (including without limitation obligations and standards of good faith, fair dealing, materiality and reasonableness and defenses relating to unconscionability or to impracticability or impossibility of performance).

(d)     We express no opinion with respect to the enforceability of:

(i)      Disclaimers, waivers, releases, indemnities, hold harmless provisions, exculpations, provisions for contribution and liquidated damages or payments that would constitute penalties, and other provisions, however expressed, altering or eliminating the rights, liabilities or remedies a party otherwise would have, or any provisions having the effect of modifying a statute of limitations.

(ii)     Any waiver of rights or defenses by a guarantor in any Guaranty, if applicable.

Omeros Corporation

November 13, 2025

This opinion letter is rendered to you in connection with the transactions contemplated by the Registration Statement. This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

We consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Registration Statement. We also consent to the reference of our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 and Section 11 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Respectfully submitted,

/s/ Holland & Knight LLP

HOLLAND & KNIGHT LLP